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                                                                   EXHIBIT 10.50

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                      STOCK AND WARRANT PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         GUILFORD PHARMACEUTICALS INC.

                                      AND

                                   AMGEN INC.




                          Dated as of October 1, 1997



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                               TABLE OF CONTENTS


                                                                                                                       PAGE
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
SECTION 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  Issuance and Sale of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 3.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (a)       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (b)       Documents to be Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 4.  Representations and Warranties of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (a)       Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (b)       Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (c)       Issuance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (d)       Authority for Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (e)       Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (f)       Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (g)       SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (h)       No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         (i)       Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         (j)       Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         (k)       No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         (l)       Offerings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         (m)       Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 5.  Representations and Warranties of Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         (a)       Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         (b)       Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         (c)       Accredited Investor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         (d)       Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 6.  Closing Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         (a)       Conditions to Buyer's Obligation to Close  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         (b)       Conditions to Company's Obligation to Close  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 7.  Standstill  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 8.  Survival and Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (a)       Survival of Representations, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (b)       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9





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
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SECTION 9.  Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         (a)       Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         (b)       Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         (c)       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         (d)       Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (e)       Entire Agreement; Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (f)       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (g)       Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (h)       Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (i)       Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (j)       Specific Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (k)       Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

TABLE OF SCHEDULES

         Schedule 4(b) - Capitalization
         Schedule 4(j) - Intellectual Property





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

                      STOCK AND WARRANT PURCHASE AGREEMENT


                 THIS STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is dated as of October 1, 1997 and entered into by and between GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the "Company") and AMGEN INC., a Delaware corporation ("Buyer").

                                    RECITALS

                 WHEREAS, the Company, GPI NIL Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Buyer have entered into a collaboration with respect to the research, development and commercialization of certain small molecule neuroimmunophilin compounds, and have executed a Binding Term Sheet dated as of August 20, 1997 relating thereto (the "Binding Term Sheet").

                 WHEREAS, in connection with the foregoing, Buyer has agreed to purchase from the Company, and the Company has agreed to sell to Buyer, (i) 640,095 shares of the Company's Common Stock (the "Shares"), and (ii) a Warrant for the purchase of 700,000 Shares of Common Stock of the Company (the "Warrant," and together with the Shares, the "Securities"). The Warrant is attached hereto as Exhibit A. Subject to adjustment as set forth in the Warrant, the Warrant shall be exercisable for 700,000 shares of Common Stock (individually, a "Warrant Share" and collectively, the "Warrant Shares"); and

                 WHEREAS, Buyer and the Company desire to provide for the foregoing purchases and sales and to establish various rights and obligations in connection therewith;

                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                 SECTION 1.  Definitions.

                 (a) As used in this Agreement, the terms below shall have the following meanings:

                 "Charter Documents" shall mean the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date and presently in effect.

                 "Closing Date" shall mean October 1, 1997.

                 "Collateral Agreements" shall mean the Binding Term Sheet, the Warrant and the Registration Rights Agreement.

                 "Commission" shall mean the Securities and Exchange
Commission.

                 "Common Stock" shall mean the shares of the Common Stock, $.01 par value per share, of the Company.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such Person.

                 "Preferred Stock" shall mean the shares of undesignated Preferred Stock, par value $.01 per share, of the Company.

                 "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into as of the date hereof by and between the Company and Buyer.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                 "Series A Preferred Stock" shall mean the shares of the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company.

                 (b) Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

   Term                                   Section
   ----                                   -------
   Binding Term Sheet                     Preamble
   Buyer                                  Preamble
   Closing                                  3(a)
   Company                                Preamble
   Company SEC Reports                      4(g)
   Securities                             Recitals
   Securities Purchase Price                 2
   Shares                                 Recitals
   Warrant                                Recitals
   Warrant Agreement                      Recitals
   Warrant Share                          Recitals
   Warrant Shares                         Recitals

                 SECTION 2.  Issuance and Sale of Securities.





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                 Upon the terms set forth herein, the Company hereby agrees to issue and sell to Buyer, and Buyer hereby agrees to purchase the Securities for an aggregate purchase price of $20 Million (the "Securities Purchase Price"). Buyer hereby subscribes for and agrees to purchase from the Company, in immediately available funds, (i) 640,095 Shares of the Company's Common Stock for a cash purchase price of $15 million (calculated by reference to the closing prices of the Company's Common Stock for the 20 consecutive trading days ending on and including August 19, 1997 amounting to $23.434 per share), and (ii) a Warrant to purchase 700,000 shares of the Company's Common Stock for a cash purchase price of $5 million.

                 SECTION 3.  Closing.

                 (a) Closing. The closing of the transactions contemplated hereby (the "Closing") will take place on the Closing Date at 9:00 a.m. local time at the offices of Latham & Watkins, 633 West Fifth Street, Los Angeles, California 90071 or at such other time or place as the parties hereto shall mutually agree.

                 (b) Documents to be Delivered. At the Closing, the Company shall deliver to Buyer, against payment in full of the Securities Purchase Price by wire transfer in same day funds to the account(s) the Company shall have designated in writing at least one business day prior to the Closing Date, the agreements, certificates and documents as set forth in Section 6.

                 SECTION 4.  Representations and Warranties of the Company.

                 The Company hereby represents and warrants to Buyer as of the date hereof as follows:

                 (a) Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has requisite corporate power and authority to own and lease its property, to conduct its business as presently conducted and as proposed to be conducted by it and to execute and deliver this Agreement and each of the Collateral Agreements. The Company has requisite corporate power and authority to perform and to carry out the transactions contemplated by this Agreement and each of the Collateral Agreements. The Company is qualified to do business and in good standing in Delaware and in each jurisdiction where it does business or owns property except those jurisdictions where the failure to be so qualified and in good standing would not have a material adverse effect on its business or property. The Company has furnished to Buyer true and complete copies of the Charter Documents.

                 (b) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of the following: (i) 40,000,000 shares of Common Stock, of which 18,700,335 shares are issued and outstanding as of September 26, 1997, (ii) 4,700,000 shares of Preferred Stock, of which no shares are issued and outstanding, and (iii) 300,000 shares of Series A Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock, have been duly authorized, and are validly issued and are fully paid and non-assessable. Except as set forth in the Company SEC Reports or on Schedule





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
4(b) hereto or as provided in this Agreement, there is not, nor upon the consummation of the transactions contemplated herein, will there be, (i) any subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company, (ii) any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, or (iii) any obligation of the Company (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the Company SEC Reports or on Schedule 4(b) or as provided in this Agreement, no Person is entitled to, nor upon the consummation of the transactions contemplated herein will any Person be entitled to, (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act. In addition, as of September 26, 1997, a total of 2,892,546 shares of Common Stock were reserved for issuance under outstanding options, warrants and exchange rights.

                 (c) Issuance of Shares. The issuance, sale and delivery of the Securities in accordance with this Agreement, and the issuance and delivery of the Warrant Shares issuable upon exercise of the Warrant, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company (no consent or approval of the stockholders of the Company being required by law, by the Charter Documents, or the qualification criteria of the Nasdaq National Market), and the Securities when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Warrant Shares issuable upon exercise of the Warrant, when issued upon such exercise, will be (i) duly and validly issued, fully paid and non-assessable and not subject to preemptive or any other similar rights of the shareholders of the Company or others and free, at time of issuance, of all restrictions on transfer subject to restrictions on transfer resulting from applicable federal and state securities laws and (ii) free and clear of all liens, charges, restrictions, claims and encumbrances.

                 (d) Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and each of the Collateral Agreements have been duly authorized by all necessary corporate action, and this Agreement and each of the Collateral Agreements have been duly executed and delivered and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws in effect relating to or affecting the rights of creditors generally and subject, as to enforceability, to general principles of equity. Except as disclosed in the Binding Term Sheet, the execution and delivery by the Company of this Agreement and each of the Collateral Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities and the Warrant Shares), will not violate any provision of law to which the Company is subject and will not in any material respect conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding capital stock of the Company, the Charter Documents, or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company; provided, however, that no such conflict, without respect to materiality, will cause any provision of this Agreement or each of the Collateral Agreements to become invalid or unenforceable.

                 (e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or regulatory authority is required on the part of the Company in connection with the execution and delivery of this Agreement and each of the Collateral Agreements, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue, sale and delivery of the Securities and the Warrant Shares issuable upon exercise of the Warrant), except such filings as shall have been made or consents or approvals obtained prior to and which shall be effective on and as of the Closing. Based in part on the representations made by Buyer in
Section 5 of this Agreement, the offer and sale of the Securities to Buyer will be in compliance with applicable federal and state securities laws.

                 (f) Litigation. Except as set forth in the Company SEC Reports and the Binding Term Sheet, there are no material actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or, to the best of the Company's knowledge, threatened or proposed involving the Company or any of its properties or assets or which question the validity or legality of the transactions contemplated hereby, or to the best of the Company's knowledge, against its employees or consultants with respect to the Company's business.

                 (g)      SEC Filings; Financial Statements.

                          (i)  The Company has filed all forms, reports and
documents required to be filed with the Commission under the Exchange Act since January 1, 1995 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Exchange Act, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (ii)    Each of the financial statements (including,
in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each was complete and correct in all material respects and presented fairly in all material respects presented the financial position of the Company as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                 (h) No Undisclosed Liabilities. The Company does not have any material liabilities (absolute, accrued, contingent or otherwise) except liabilities (i) in the aggregate adequately provided for or otherwise disclosed in the Company's balance sheet (including any related notes thereto) for the fiscal quarter ended June 30, 1997 included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 or in the Company SEC Reports, or (ii) incurred since June 30, 1997 in the ordinary course of business.

                 (i) Absence of Changes. Since June 30, 1997, there has been no material adverse change in the financial condition, business, or assets of the Company.

                 (j)      Intellectual Property.

                          (i)     To the best of the Company's knowledge, it
has done nothing to compromise in any material respect the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted. The Company will continue to take reasonable security measures in the future, as it presently is doing, to protect the secrecy, confidentiality, and value of all of its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

                          (ii)    Except as set forth in the Company SEC
Reports and Schedule 4(j) hereto, the Company has not granted rights to manufacture, produce, license, market or sell its products to any other Person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, distribute, market or sell its products.

                 (k) No Defaults. The Company is not in default (i) under its Charter Documents, or any indenture, mortgage, lease agreement, contract, purchase order or other instrument to which it is a party or by which it or any of its property is bound or affected, or (ii) with respect to any order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which defaults, either singly or in the aggregate, would have a material adverse effect on the Company. At the time of the Closing, to the best knowledge of the Company, there will exist no condition, event or act which constitutes, or which after notice, lapse of time or both would constitute, a material default under any of the foregoing which, either singly or in the aggregate, would have a material adverse effect on the Company.

                 (l) Offerings. Except as contemplated by this Agreement or as otherwise disclosed by the Company to Buyer, the Company has no current plans or intentions, within six months from the date hereof, to issue any shares of its capital stock or any other securities or any securities convertible or exchangeable into shares of its capital stock or any other securities, except for securities issuable under approved employee benefit plans.

                 (m) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.





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
                 SECTION 5.  Representations and Warranties of Buyer.

                 Buyer hereby represents and warrants to the Company as of the date hereof as follows:

                 (a) Investment. Buyer is acquiring the Securities, and the Warrant Shares into which the Warrants may be exercised, for its own account (and not for the account of others) for investment and not with a view to any distribution thereof within the meaning of the Securities Act.

                 (b) Authority. Buyer has requisite power and authority to execute, deliver and perform this Agreement and each of the Collateral Agreements in accordance with their respective terms. The execution, delivery and performance by Buyer of this Agreement and each of the Collateral Agreements have been duly authorized by all necessary corporate action, and this Agreement and each of the Collateral Agreements have been duly executed and delivered and constitute valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws in effect relating to or affecting the rights of creditors generally and subject, as to enforceability, to general principles of equity. The execution and delivery by Buyer of this Agreement and each of the Collateral Agreements, and the consummation by Buyer of the transactions contemplated hereby and thereby, will not violate any provision of law to which Buyer is subject and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding capital stock of Buyer, the Charter Documents, or any indenture, lease, agreement or other instrument to which Buyer is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Buyer. Buyer represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

                 (c) Accredited Investor. Buyer is an Accredited Investor within the definition set forth in Rule 501(a) under the Securities Act.

                 (d) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

                 SECTION 6.  Closing Conditions.

                 (a) Conditions to Buyer's Obligation to Close. The obligation of Buyer to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of the delivery by the Company of the following: (i) certificates for the Shares in such denominations as Buyer has requested, dated the Closing Date and registered in the name of Buyer or its nominees as specified by Buyer, (ii) the Warrant, dated the Closing Date and registered in the name of Buyer or its nominees as specified by Buyer, (iii) each of the Collateral Agreements, which shall have been duly authorized, executed and delivered by the

Company and shall be in full force and effect, (iv) an officers' certificate certifying as to the incumbency of the officers of the Company executing this Agreement and the Collateral Agreements and the resolutions of the Board of Directors authorizing the execution, delivery and performance of the Agreement and the Collateral Agreements, (v) a Certificate of Good Standing (long-form if available), and (vi) an opinion of Hogan & Hartson, L.L.P., counsel to the Company, in form and substance reasonably satisfactory to Buyer, and attached hereto as Exhibit A, with such exceptions and qualifications as are customary and reasonable under the law of the applicable jurisdiction. In rendering such opinion, such counsel may rely upon certificates of public officers and, as matters of fact, upon certificates of duly authorized representatives of the Company; provided, that copies of such certificates shall be contemporaneously delivered to Buyer.

                 (b) Conditions to Company's Obligation to Close. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction, on or prior to the Closing Date, of the payment by Buyer of the Securities Purchase Price as provided for in Section 2 hereof.

                 SECTION 7.  Standstill.

                 During the ten-year period commencing on the date hereof, without the written consent of the Company, Buyer shall not directly or indirectly acquire more than 10% of the Company's then outstanding capital stock. Notwithstanding the foregoing, if any person or group (for the purposes of this Section 7, "person" and "group" shall have the respective meanings ascribed to such terms pursuant to Regulation 13D adopted by the Commission under the Exchange Act, as in effect on the date hereof), directly or indirectly acquires more than 10% of the Company's then outstanding capital stock, Buyer may acquire up to the same percentage acquired by such person or group; provided, however, Buyer is not and does not become a member of such group. If any person or group, directly or indirectly, makes an offer to tender or exchange for the Company's capital stock, Buyer shall be relieved of its obligations hereunder; provided, however, that Buyer shall not be so relieved if Buyer solicits, encourages or participates in any such offer to tender or exchange. Nothing herein shall prohibit Buyer from making any proposal to the Company's Board of Directors.

                 SECTION 8.  Survival and Indemnification.

                 (a) Survival of Representations, Etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Collateral Agreements and the closing of the transactions contemplated hereby and thereby until the first anniversary of the date of this Agreement (or until final resolution of any claim or action arising from the untruth, inaccuracy or breach of any such representation and warranty, if notice of such untruth, inaccuracy or breach was given prior to such first anniversary) without regard to any investigation made by any of the parties hereto. All statements contained in any certificate or other instrument delivered by the Company pursuant to this Agreement and denominated as representations and warranties shall constitute representations and warranties by the Company under this Agreement. All agreements and covenants contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

                 (b) Indemnification. The parties shall, with respect to the representations, warranties, covenants and agreements made herein or in certificates or other instruments delivered in connection therewith, indemnify, defend and hold the non-breaching party harmless against all liability, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the breaching party.

                 SECTION 9.  Miscellaneous.

                 (a) Legend. (i) Each certificate representing Shares sold pursuant to the provisions hereof, if deemed advisable by the Company, shall bear the following legends:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

                          (ii)    Buyer hereby agrees not to offer, sell or
otherwise transfer the Shares in violation of the foregoing legend or applicable state and federal securities laws.

                          (iii)   The Company shall have no obligation to
register a transfer of the Shares on its books, unless the conditions specified in the legend in subclause (i) above are satisfied, and the Company may instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

                 (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

                 (c) Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, or by facsimile transmission (with receipt confirmed) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

         If to the Company:

                          Guilford Pharmaceuticals Inc.
                          6611 Tributary Street
                          Baltimore, Maryland  21224
                          Attn: Corporate Secretary
                          Telecopy No.: (410) 631-6899

         With a copy to:

                          Hogan & Hartson, L.L.P.
                          111 South Calvert Street, 16th Floor
                          Baltimore, Maryland  21202
                          Attn:  Michael Silver, Esq.
                          Telecopy No.: (410) 539-6981
         If to Buyer:

                          Amgen Inc.
                          Amgen Center
                          1840 DeHavilland Drive
                          Thousand Oaks, California 91320-1789
                          Attn: Corporate Secretary
                          Telecopy No.: (805) 499-8011

         With a copy to:

                          Latham & Watkins
                          633 West Fifth Street, Suite 4000
                          Los Angeles, California 90071
                          Attn: Gary Olson, Esq.
                          Telecopy No.: (213) 891-8763

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                 (d) Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (excluding choice of law provisions).

                 (e) Entire Agreement; Amendments and Waivers. This Agreement, together with the Collateral Agreements, constitutes the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                 (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (g) Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                 (h) Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                 (i) Expenses. Each of the Company and Buyer will each be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

                 (j) Specific Enforcement. The Company and Buyer acknowledge and agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, and the parties expressly waive (i) the defense that a remedy in damages will be adequate and (ii) any requirement, in an action for specific performance, for the posting of a bond.

                 (k) Further Assurances. On and after the date hereof, the Company and Buyer will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary to carry out any of the provisions hereof.



                           [Signature Page to follow]

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                          GUILFORD PHARMACEUTICALS INC.


                          By  /S/ CRAIG R. SMITH, M.D.
                              -------------------------------------------------
                              Name:     Craig R. Smith, M.D.
                              Title:    President and Chief Executive Officer


                          AMGEN INC.


                          By  /S/ GEORGE A. VANDEMAN
                              -------------------------------------------------
                              Name:     George A. Vandeman
                              Title:    Senior Vice President, General Counsel
                                        and Secretary

                                 SCHEDULE 4(b)

                                 CAPITALIZATION



I. Outstanding Subscriptions, Warrants, Options, Convertible Securities, or Registration Rights not Disclosed in the Company SEC Reports.

         (A) Options and restricted shares granted under the Company's 1993 Employee Share Option and Restricted Share Plan, as amended since December 31, 1996.

         (B) Options and shares registered on the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 13, 1996.

                                 SCHEDULE 4(j)

                             INTELLECTUAL PROPERTY



         1. Pursuant to the DOPASCAN SUPPLY AGREEMENT, dated July 10, 1996, as amended, between Guilford Pharmaceuticals Inc. and Nordion International Inc. and Nordion Europe S.A., the Company granted certain supply and other rights relating to supply of DOPASCAN(R) Injection for European Phase II clinical trials.

         2. Pursuant to the Development and Phase III Clinical Trial Supply Agreement, dated May 22, 1997, as amended, between Guilford Pharmaceuticals Inc. and MDS Nordion Inc. and MDS Nordion S.A., the Company granted certain development and supply rights relating to Phase III clinical trials of DOPASCAN(R) Injection as well as certain rights regarding commercial supply of the product.